Exhibit 99

CKF Bancorp, Inc. Announces Earnings for the Three Months Ended June
30, 2004

    DANVILLE, Ky.--(BUSINESS WIRE)--July 14, 2004--CKF Bancorp, Inc. (NASDAQ: CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $452,442 for the three months ended June 30, 2004 compared to $339,902 for the three months ended June 30, 2003, an increase of 33.1%. Diluted earnings per share were $.32 for the three months ended June 30, 2004 compared to $.25 diluted earnings per share for the three months ended June 30, 2003.
    Consolidated net earnings for the six months ending June 30, 2004 were $868,228 compared to $674,575 for the six months ended June 30, 2003. Diluted earnings per share were $.62 for the six months ended June 30, 2004 compared to $.50 diluted earnings per share for the six months ended June 30, 2003.
    Earnings per share reported are reflective of the Company's two-for-one stock split in the form of a 100% stock dividend, which was payable on December 11, 2003.
    Total assets at June 30, 2004 were $151.9 million compared to $145.0 million at December 31, 2003. Deposits were $120.9 million at June 30, 2004 compared to $121.7 million at December 31, 2003. Stockholders' equity was $15.8 million at June 30, 2004 and $15.1 million at December 31, 2003.
    Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.


                           CKF BANCORP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                             June 30,     December 31,
  ASSETS                                       2004           2003
                                           ------------   ------------
Cash and cash equivalents                 $  2,816,573   $  3,792,790
Investment securities                       10,342,641     10,263,830
Federal Home Loan Bank stock                 1,767,500      1,732,900
Loans receivable                           133,544,561    125,774,932
Allowance for Loan Losses                     (629,573)      (615,089)
Other assets                                 4,019,921      4,034,605
                                           ------------   ------------
    Total assets                          $151,861,623   $144,983,968
                                           ============   ============

  LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                  $120,943,583   $121,689,009
Advances from the Federal Home Loan Bank    13,701,046      6,899,835
Other liabilities                            1,439,418      1,327,345
                                           ------------   ------------
    Total liabilities                      136,084,047    129,916,189
Shareholders' equity                        15,777,576     15,067,779
                                           ------------   ------------
    Total liabilities and shareholders'
     equity                               $151,861,623   $144,983,968
                                           ============   ============


             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                           Six months ended       Three months ended
                               June 30,               June 30,
                           2004        2003        2004       2003
                         ----------  ----------  ---------- ----------
Total interest income   $4,186,984  $4,101,666  $2,114,995 $1,995,575

Total interest expense   1,660,347   2,056,189     821,640    978,735
                         ----------  ----------  ---------- ----------
  Net interest income    2,526,637   2,045,477   1,293,355  1,016,840
Provision for losses on
 loans                      30,000      60,000      15,000     30,000
                         ----------  ----------  ---------- ----------

  Net interest income
   after provision for
   losses on loans       2,496,637   1,985,477   1,278,355    986,840

Other income               100,361     100,155      49,191     52,339

General, administrative
 and other expense       1,285,566   1,096,030     644,263    554,568
                         ----------  ----------  ---------- ----------

  Earnings before
   income taxes          1,311,432     989,602     683,283    484,611

Federal income taxes       443,204     315,027     230,841    144,709
                         ----------  ----------  ---------- ----------

  NET EARNINGS          $  868,228  $  674,575  $  452,442 $  339,902
                         ==========  ==========  ========== ==========


  EARNINGS PER SHARE

    Basic               $     0.64  $     0.50  $     0.34 $     0.25
                         ==========  ==========  ========== ==========

    Diluted             $     0.62  $     0.50  $     0.32 $     0.25
                         ==========  ==========  ========== ==========


  WEIGHTED-AVERAGE
   SHARES OUTSTANDING

    Basic                1,365,832   1,340,336   1,366,668  1,344,470
                         ==========  ==========  ========== ==========

    Diluted              1,399,199   1,361,894   1,399,728  1,369,968
                         ==========  ==========  ========== ==========

    CONTACT: CKF Bancorp Inc., Danville
             John Stigall, 859-236-4181
             Fax: 859-236-4363